UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOLITON, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-4729076
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5304 Ashbrook Drive, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Shares, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  024-10854 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant’s Securities to be Registered.

A description of the common stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Offering Circular included in Soliton, Inc.’s (the “Registrant”) Offering Statement on Form 1-A (File No. 024-10854) initially filed with the Securities and Exchange Commission on June 15, 2018, as amended from time to time (the “Offering Statement”). This information is incorporated herein by reference. Any form of Offering Circular or Post-Qualification Amendment to the Offering Statement that includes such descriptions and that are filed subsequently to the Offering Statement are hereby also incorporated by reference herein.

Item 2.      Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2019

SOLITON, INC.

By:	/s/ Christopher Capelli
	Name:	Christopher Capelli
	Title:	Chief Executive Officer